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                                                                    Exhibit 10.3

STOCK OPTION AGREEMENT
e-SCRUB Environmental Enterprises Inc.
Operating As e-SCRUB Environmental Engineering

A. A Stock Option for a total of _____ shares of Class A Common Stock, par value $0.00, of e-SCRUB Environmental Enterprises Inc, a Virginia corporation herein the "Company") is hereby granted to _____________________________________
(herein the "Optionee", subject in all respect to the terms and provision e-SCRUB Environmental Enterprises Inc. Stock Option Plan (herein the "Plan"), dated _____________________, which has been adopted by the Company and which is incorporated herein by reference.

B. The option price as determined by the Board of Directors of the Company is ______________ dollars per share.

C. This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Optionee, as a condition to his exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that she/he acquires under this option are being acquired by her/him for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

D. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

E. This Option may not be exercised more than ten years from the print of its grant, and may be exercised during such term only in accordance with the terms of this Plan.

F. This Option can be exercised by full-time employees of the company only in the case that the company for has continuously employed him no less than two and a half years.

DATED this _____day of _______________, 19
 e-SCRUB Environmental Enterprises Inc.

BY:
Name: Ralph D. Genuario
Title: President

ATTEST:

ACKNOWLEDGEMENT

The Optionee acknowledges receipt of a copy of this Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Optionee hereby accepts this Option subject to all terms and provisions of the Plan. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors and, where applicable, the Stock Option Plan Committee, upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Optionee agrees to remit to


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the Company at the time of any exercise of this Option any taxes required to be withheld by the Company under Federal, State, or Local law as a result of the exercise of this Option.

This Option Agreement shall be interpreted under the laws of the State of Virginia, and may not be amended except in writing signed by an authorized officer of the Company and the Optionee.

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Optionee